     As filed with the Securities and Exchange Commission on May 2, 1994


                                                       Registration No. 33-54578
                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         GLOBAL NATURAL RESOURCES INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                                          93-0835865
  (State or other jurisdiction of                                            (I.R.S. Employer
  incorporation or organization)                                           Identification No.)

                         5300 Memorial Drive, Suite 800
                             Houston, Texas  77007
                                 (713) 880-5464
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           Robert F. Vagt, President
                         5300 Memorial Drive, Suite 800
                             Houston, Texas  77007
                                 (713) 880-5464
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
                               Robert F. Barrett
                                Michael P. Finch
                             Vinson & Elkins L.L.P.
                             2500 First City Tower
                          Houston, Texas   77002-6760
                                 (713) 758-2364

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time, after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box:       ( )

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:
(X)



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS


                   SUBJECT TO COMPLETION DATED MAY 2, 1994

                                 705,196 SHARES
                         GLOBAL NATURAL RESOURCES INC.
                                  COMMON STOCK

         This prospectus (this "Prospectus") relates to the periodic offer and sale of up to an aggregate of 705,196 shares of common stock, $1.00 par value per share (the "Common Stock"), of Global Natural Resources Inc., a New Jersey corporation (the "Company"), for the account of a certain selling stockholder (the "Selling Stockholder") of the Company. See "Selling Stockholder."


         The Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for trading on the New York Stock Exchange under the trading symbol "GNR". On April 29, 1994, the last reported sale price of the Common Stock on the New York Stock Exchange was $7.125 per share. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholder.


         SEE "CERTAIN CONSIDERATIONS" FOR A DISCUSSION OF THE PRINCIPLE FACTORS THAT MAKE THIS OFFERING SPECULATIVE OR ONE OF HIGH RISK.
         The address of the executive offices of the Company is 5300 Memorial Drive, Suite 800, Houston, Texas 77007 and the telephone number of the Company is (713) 880-5464.



         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         No person has been authorized to give any information or to make any representation contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities other than the Common Stock offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy the Common Stock in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.




                The date of this Prospectus is May ___, 1994.

                             AVAILABLE INFORMATION
         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511; and New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.
         The Company is currently subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. All such information may be inspected and copied at the public reference facilities maintained by the Commission at the locations referred to above and copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company's Common Stock is listed on the New York Stock Exchange, and such material may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993; (b) Description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on December 3, 1990, as amended on Form 8 filed with the Commission on February 17, 1993; and (c) Proxy Statement dated April 7, 1994, excluding, pursuant to item 402 of Regulation S-K, the sections captioned "Compensation Committee Report on Executive Compensation" and "Performance Graph".


         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner of any of the Common Stock, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written or oral requests for such copies should be directed to Corporate Secretary, Global Natural Resources Inc., 5300 Memorial Drive, Suite 800, Houston, Texas 77007 (telephone: (713) 880-5464).

                                  THE COMPANY
         The Company is an independent producer of oil and natural gas with reserves in the United States and interests in international properties in Russia, Indonesia, Malaysia, Turkey and the Ivory Coast.
         The principal executive offices of the Company are located at 5300 Memorial Drive, Suite 800, Houston, Texas 77007, and its telephone number is
(713) 880-5464. Unless the context requires otherwise, references herein to the "Company" or "Global" include Global Natural Resources Inc. and its consolidated subsidiaries. For additional information regarding the Company, see the documents specified in "Incorporation of Certain Information by Reference."

                             CERTAIN CONSIDERATIONS
         Purchasers of the shares of Common Stock offered hereby should carefully consider the following matters, as well as the other information incorporated by reference in this Prospectus.

VOLATILITY OF OIL AND GAS PRICES. The revenues generated from future activities of the Company will be dependent in part upon the future prices of crude oil and natural gas. Future oil and gas prices are uncertain and are subject to wide fluctuations. Under current conditions, oil and gas prices are functions of supply and demand, which in turn are affected by competition from alternative fuels, oil and gas drilling activity, energy conservation trends, level of OPEC oil production, government regulation, the availability of transportation, general economic activity, climatic factors, environment considerations and other matters. A substantial decline in oil and gas prices could have a material adverse effect on the Company's financial position and results of operations.

BUSINESS RISKS. The Company must continually explore for or acquire and develop new oil and gas reserves to replace those produced or sold. Large expenditures are required to locate and acquire properties and to drill exploratory and development wells, and, the Company can never be certain that such expenditures will result in the discovery of oil and gas reserves in commercial quantities sufficient to replace reserves currently being produced and sold.

INTERNATIONAL RISKS. The Company's activities in countries outside the United States are subject to the risks common to foreign operations in the oil and gas industry, including political and economic uncertainties, risks of cancellation or unilateral modification of agreements, operating restrictions, currency repatriation restrictions, expropriation, export restrictions, the imposition of new taxes and the increase of existing taxes, inflation and other risks arising out of foreign government sovereignty over areas in which the operations are conducted. Russia is currently the primary focus for strategic development of the Company's international operations. In addition to the usual risks incident to operations outside the United States, operations in Russia are subject to other important risks. Among these other risks is the present export tax of approximately $4.58 per barrel on crude oil exported from Russia and the future relationship between the Russian Federation and the autonomous Republic of Tatarstan, where the Company's principal Russian operations are conducted. Although the Company has applied for exemption from the export tax in accordance with certain regulations believed to be available
to the Company, no formal exemption has yet been received.   On February 15,
1994, a treaty governing the division of authority between the Republic of Tatarstan and the Russian Federation was signed. Although the Company has not reviewed the precise terms of the treaty, management of the Company does not believe that the treaty will have a material adverse effect on the Company's operations in the Republic of Tatarstan.

RECENT FINANCIAL HISTORY. The Company has reported net losses for the fiscal years ended December 31, 1991 and December 31, 1992 of $39.1 million and $2.9 million, respectively. For the year ended December 31, 1993, the Company reported a net profit of $4.5 million. The major portion of the net loss for 1991 was the loss on sale of certain domestic properties begun in 1991 and concluded in 1992. During such time period the Company began a program to dispose of certain domestic properties and to direct internally generated cash at growing its remaining domestic assets, which are concentrated in the Texas gulf coast and offshore Gulf of

Mexico, while directing its balance sheet cash primarily towards international opportunities. Although the Company was profitable in 1993, there can be no assurance the Company's strategy implemented beginning in 1991 will be successful or the Company will continue to achieve profitable operations.

COMPETITION. There are a large number of companies and individuals engaged in the exploration for and development of oil and gas properties, many with financial resources greater than those of the Company. Competition is intense for the acquisition of oil and gas leases suitable for exploration, the purchase or sale of producing properties and the raising of capital. Capital available for investment in the oil and gas industry has declined significantly as a result of decreases in product prices, changes in federal income tax laws and adverse economic conditions generally affecting the industry and the country as a whole. As a result, there is substantial competition for such capital.

OPERATING HAZARDS, ENVIRONMENTAL CONCERNS AND GOVERNMENTAL REGULATION. The Company's operations are subject to all of the risks normally incident to the exploration for and the production of oil and gas, including blowouts, cratering, oil spills and fires, each of which could result in damage to or destruction of oil and gas wells, production facilities or other property, environmental pollution or injury to persons. Although the Company maintains insurance coverage considered to be customary in the industry, it is not fully insured against certain of these risks. The Company and its operations are subject to an increasing number of federal, state, local and foreign laws designed to protect the environment from pollution. Exploration for and development of oil and gas reserves, and production, sale and transportation of oil and gas, are all subject to regulation by federal, state, local and foreign governmental authorities.

RELIANCE ON ESTIMATES. The market value of the Common Stock may be substantially influenced by estimates of future net cash flow from proved reserves attributable to the Company's oil and gas properties and the discounted present values thereof. The estimated future net cash flows from proved reserves and the present values thereof are based on prices being received as of the dates of the estimates and contract prices and assumptions about future production levels and costs, all of which may not prove correct. Predictions about future prices, costs and production levels are subject to great uncertainty. If the assumptions on which the estimates are based or the estimates themselves prove to be inaccurate, the market value of the Common Stock could be adversely affected. In addition, oil and gas reserve estimates are necessarily inexact and involve subjective engineering judgments and assumptions. Different, but equally valid, judgments and assumptions could lead to significantly different estimates.
                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the shares offered hereby.

                              SELLING STOCKHOLDER

         The Common Stock covered by this Prospectus is to be offered for the account of the Selling Stockholder. The Selling Stockholder is:


                                                                                                      Number of Shares of
                                      Number of Shares of Common        Number of Shares of           Common Stock Owned
                                           Stock Owned Prior                Common Stock               After Completion
Name of Selling Stockholder                   to Offering                 Offered Hereunder               of Offering
- ---------------------------            -------------------------        -------------------           ------------------
Noel Group, Inc.                               705,196                        705,196                          0

         Noel Group, Inc. ("Selling Stockholder" or "Noel") owns 705,196 shares, or 2.4%, of the Company's Common Stock. Noel conducts its principal operations through small and medium size operating companies in which Noel holds controlling or other significant equity interest. Certain members of the Board of Directors of the Company, namely Messrs. William L. Bennett, Gilbert
H. Lamphere and James G. Niven are also members of the Board of Directors of Noel. Mr. Donald T. Pascal, who is also on the Board of Directors of the Company, is an executive officer of Noel. Through Noel's representation on the Company's Board of Directors and the participation of its executive officers in the management of the Company, Noel may be deemed to possesses the power to exercise a controlling influence over the management and policies of the Company and therefore Noel may be deemed a controlling stockholder of the Company.
                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that its shares of Common Stock may from time to time be offered for sale either directly by the Selling Stockholder or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, or in independently negotiated transactions or otherwise. The Common Stock may be sold at market prices prevailing at the time of sale or at negotiated prices. The Selling Stockholder and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Company is not aware of any arrangements the Selling Stockholder may have with any brokerage firm regarding the sale of its shares. The Selling Stockholder has advised the Company that some or all of the shares offered hereby may from time to time alternatively be sold pursuant to Rule 144 under the Securities Act.
         In certain instances, other than in connection with the sale of Common Stock pursuant to this prospectus, the Company has a right of first refusal on the sale of shares of Common Stock by the Selling Stockholder. The Company has agreed to register for sale under the Securities Act and certain state securities laws the shares of Common Stock held by the Selling Stockholder and to indemnify the Selling Stockholder against certain civil liabilities, including certain liabilities under the Securities Act.
                                    EXPERTS
         The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1993, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and elsewhere in the Registration Statement in reliance upon the reports, incorporated by reference herein, of KPMG Peat Marwick, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         Information regarding the Company's gross oil and gas reserve estimates is also incorporated herein by reference upon the authority of certain firms as experts in the field of oil and gas estimation. Ryder Scott Petroleum Engineers reviewed the oil and gas reserve estimates for properties located in the United States and Argentina.
                                 LEGAL MATTERS

         Certain legal matters with respect to the securities offered hereby have been passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the New Jersey General Corporation Law and Article Eighth of the Company's Restated Certificate of Incorporation provide for indemnification of officers, directors, employees and agents under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the registration of the Common Stock are set forth in the following table. All amounts except the registration fee are estimated.

                 Registration Fee (Securities and
                   Exchange Commission) . . . . . . . . . . . . . . . . . .  $ 1,378.49
                 Stock Exchange Listing Fees  . . . . . . . . . . . . . . .     None
                 Accountant's Fees and Expenses . . . . . . . . . . . . . .      500.00
                 Legal Fees and Expenses  . . . . . . . . . . . . . . . . .    5,000.00
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . .    1,000.00
                                                                               --------

                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 7,878.49
                                                                               ========

         The Company will not bear any of the expenses of registration of the Common Stock; the Selling Stockholder will bear all such expenses.

ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14A:3-5 of the New Jersey General Corporation Law provides for indemnification of officers, directors, employees, and agents. Set forth below is Article Eighth of the Company's Restated Certificate of Incorporation pertaining to indemnification of officers, directors, employees and agents:

                 EIGHTH: Every person who is or was a director or officer of the Corporation or of any subsidiary of the Corporation, and any such person who serves or served in any capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or officer of the Corporation or of any subsidiary of the Corporation, or by reason of his serving or having served such other enterprise in such capacity, whether or not he is a director or officer of the Corporation or of any subsidiary of the Corporation, or continues to serve such other enterprise, at the time the expenses or liabilities are incurred; provided, however, that the obligation of the Corporation to indemnify any person who is or was a director or officer of any subsidiary of the Corporation against any expense or liability shall be reduced by the amount, if any, by which such person has been indemnified by the subsidiary against such expense or liability.

ITEM 16.         EXHIBITS.
           4.1 Restated Certificate of Incorporation of the Company dated May 10, 1983 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

           4.2 Certificate of Amendment of Restated Certificate of Incorporation of the Company dated August 20, 1987. (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 1992).

           4.3 Certificate of Correction to the Restated Certificate of Incorporation of the Company dated September 9, 1988. (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 1992).

           4.4 Certificate of Amendment of Restated Certificate of Incorporation of the Company dated October 5, 1988. (incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 1992).

           4.5 Certificate of Amendment of Restated Certificate of Incorporation of the Company dated October 17, 1990. (incorporated by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 1992).

           4.6 Bylaws of the Company, as amended through June 7, 1990 (incorporated by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K for the year ended December 31,
                 1992).

           4.7 Rights Agreement dated as of October 5, 1988 between Global Natural Resources Inc. and Registrar and Transfer Company, which includes the form of Certificate of Amendment of Restated Certificate of Incorporation setting forth the terms of the Series B Junior Preferred Stock, par value $1.00 per share, as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C incorporated by reference to Exhibit A to the Company's Registration Statement on Form 8-A, dated October 11, 1988 (incorporated by reference to Exhibit A to the Form 10-Q for the quarter ended September 30, 1988).

           4.8 First Amendment to Rights Agreement dated as of July 19, 1989 between Global Natural Resources Inc. and Registrar and Transfer Company (incorporated by reference to Exhibit 1.1 to Form 8 dated August 9, 1989).

           4.9 Second Amendment to Rights Agreement dated as of February 5, 1993 between Global Natural Resources Inc. and Registrar and Transfer Company (incorporated by reference to Exhibit 7.2 to Form 8 dated February 16, 1993).

           4.10 Indemnification Agreement and Agreement to Keep Registration Statement Effective dated July 19, 1989 between Noel Group, Inc. and Global Natural Resources Inc. (incorporated by reference to Exhibit 4.6 to Registration Statement No. 33-31536).

           4.11 Stock Exchange Agreement dated October 30, 1990, between Noel Group, Inc. and Global Natural Resources, Inc. (incorporated by reference to Exhibit 2 to the Form 10-Q for the quarter ended September 30, 1990).

           5.1   Opinion of Vinson & Elkins L.L.P.

          24.1   Consent of KPMG Peat Marwick (incorporated by reference to
                 Exhibit 23.1 to the Company's Annual Report on Form 10-K for the year ended 1993).

          24.2   Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

          24.3 Consent of Ryder Scott Company Petroleum Engineers (incorporated by reference to Exhibit 23.2 to the Company's Annual Report on Form 10-K for the year ended 1993).


          25.1   Powers of Attorney (included on signature page).

         All Exhibits were previously filed or are incorporated by reference.


ITEM 17.         UNDERTAKINGS.

                 (a)      The Company hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                          by section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                          facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)    To include any material information
                          with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 2nd day of May, 1994.



                                               GLOBAL NATURAL RESOURCES INC.


                                      By:          /s/ ERIC LYNN HILL
                                          -------------------------------------
                                                       Eric Lynn Hill
                                      Vice President, Finance and Administration
                                            Individually and as Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         SIGNATURE                                 TITLE                              DATE
         ---------                                 -----                              ----

/s/ ROBERT F. VAGT*               President and Director                           May 2, 1994
- -----------------------------      (Principal Executive Officer)
    Robert F. Vagt


/s/ ERIC LYNN HILL*               Vice President, Finance and                      May 2, 1994
- ------------------------------      Administration (Principal Financial
    Eric Lynn Hill                  and Accounting Officer)


/s/ JAMES G. NIVEN*               Chairman and Director                            May 2, 1994
- -------------------------------
    James G. Niven

/s/ WILLIAM L. BENNETT*           Director                                         May 2, 1994
- ---------------------------
    William L. Bennett

/s/ SIDNEY R. PETERSEN*           Director                                         May 2, 1994
- ----------------------------
    Sidney R. Petersen

/s/ J. CHARLES HOLLIMON*          Director                                         May 2, 1994
- --------------------------
    J. Charles Hollimon

/s/ JOHN E. KILGORE, JR.*         Director                                         May 2, 1994
- -----------------------------
    John E. Kilgore, Jr.

/s/ GILBERT H. LAMPHERE*          Director                                         May 2, 1994
- -------------------------
    Gilbert H. Lamphere

/s/ JOHN E. MCFARLANE*            Director                                         May 2, 1994
- --------------------------
    John E. McFarlane

/s/ DONALD T. PASCAL*             Director                                         May 2, 1994
- ----------------------------
    Donald T. Pascal



*By: /s/ ERIC LYNN HILL
     ---------------------------------------------
         Eric Lynn Hill
         Vice President, Finance and Administration
         Individually and as Attorney-in-Fact